Exhibit 1.1

                         ARIZONA PUBLIC SERVICE COMPANY

                                   SECURITIES


                             UNDERWRITING AGREEMENT

                                                               February 26, 2002


Banc of America Securities LLC
Salomon Smith Barney Inc.
As Representative of the several underwriters of the 6.50% Notes due 2012 of Arizona Public Service Company
c/o Banc of America Securities LLC
100 North Tryon Street, 7th Floor
Charlotte, N.C. 28255

Dear Sir or Madam:

     1. INTRODUCTION. Arizona Public Service Company, an Arizona corporation (the "Company"), proposes to issue and sell from time to time up to $375,000,000 in aggregate principal amount of its unsecured debentures, notes or other evidences of indebtedness (the "Securities") registered under the registration statements referred to in Section 2(a). The Securities will be issued under the Indenture, dated as of January 15, 1998, between the Company and JPMorgan Chase Bank (formerly, The Chase Manhattan Bank), as Trustee, (the "Indenture"), as amended and supplemented by one or more Supplemental Indentures between the Company and the Trustee (each, a "Supplemental Indenture") (the Indenture as amended and supplemented by such Supplemental Indentures being sometimes hereinafter referred to as the "Indenture"). The Securities will be issued in one or more series, which series may vary as to interest rates, maturities, redemption provisions, selling prices, and other terms, with all such terms for any particular issue of the Securities being determined at the time of sale. Particular issues of the Securities may be sold from time to time to one or more of the firms to whom this Agreement is addressed, and to such other purchasers as the Company shall designate and as shall agree in writing to comply with the terms and conditions of this Agreement, for resale in accordance with the terms of offering determined at the time of sale. The Securities involved in any such offering are hereinafter referred to as the "Purchased Securities," the party or parties that agree to purchase the same are hereinafter referred to as the "Underwriters" of such Purchased Securities, and the representative or representatives of the Underwriters, if any, specified in a Terms Agreement referred to in Section 3 are hereinafter referred to as the "Representatives."

     2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. In connection with each offering of the Purchased Securities, the Company represents and warrants to, and agrees with, the Underwriters that:

          (a) A registration statement (No. 333-63994) relating to $325,000,000 of the Securities or the Company's first mortgage bonds (the "Bonds") and a 462(b) registration statement (No. 333-83398) relating to $50,000,000 of the Securities or the Bonds were filed with the Securities and Exchange Commission (the "Commission") and have become effective. Such registration statements, as each is amended at the time of the Terms Agreement referred to in Section 3 relating to the Purchased Securities, are hereinafter referred to as the "First Registration Statement" and the "Second
     Registration Statement," respectively, and, together with any related 462(b) registration statement or amendment thereto, are hereinafter referred to collectively as the "Registration Statements" and such prospectus, as supplemented as contemplated by Section 3 to reflect the terms of the Purchased Securities and terms of offering thereof, including all material incorporated by reference therein, is hereinafter referred to as the "Prospectus."

          (b) Each part of the Registration Statements relating to the Securities, when such part became effective, conformed in all material respects to the requirements of the Securities Act of 1933 (the "Act"), the Trust Indenture Act of 1939 (the "Trust Indenture Act") and the rules and regulations (the "Rules and Regulations") of the Commission and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of each Prospectus Supplement referred to in Section 3, the Registration Statements and the Prospectus will conform in all material respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and at such date none of such documents will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the foregoing does not apply to (i) statements in or omissions from any such documents based upon written information furnished to the Company by any Underwriter specifically for use therein or (ii) that part of the Registration Statements that consists of the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of 1939 of JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as Trustee under the Indenture.

          (c) An order of the Arizona Corporation Commission shall have been granted authorizing the execution and delivery of the Supplemental Indenture relating to the Purchased Securities and the issuance and sale of the Purchased Securities on the terms and conditions herein and in the Prospectus and the Terms Agreement referred to in Section 3 relating to the Purchased Securities, and the approval or consent of no other public body or authority is necessary to the execution and delivery of such Supplemental Indenture or the validity of the issuance and sale of the Purchased Securities, except as may be required under state securities or blue sky laws.

          (d) The Company holds such valid franchises, certificates of convenience and necessity, licenses, and permits as are necessary with respect to the maintenance and operation of its property and business as now conducted, except that (i) the Company from time to time makes minor extensions of its system prior to the time a related franchise, certificate, license, or permit is procured, (ii) from time to time communities already being served by the Company become incorporated and considerable time may elapse before a franchise is procured, (iii) certain franchises may have expired prior to the renegotiation thereof, (iv) the Company may not have obtained certain permits or variances relating to the environmental requirements described in any of its Form 10-K Report, its Form 10-Q Reports, and/or its Form 8-K Reports incorporated by reference in the Registration Statements, (v) certain minor defects and exceptions may exist which, individually and in the aggregate, are not deemed material, and (vi) the Company does not make any representation regarding the geographical scope of any franchise, certificate, license, or permit that is not specific as to its geographical scope.

          (e)  The  Company  is  not  an  "investment   company"  or  an  entity
     "controlled" by an "investment company," as such terms are defined in the United States Investment Company Act of 1940, as amended (the "1940 Act").

     3. PURCHASE AND OFFERING. The obligation of the Underwriters to purchase, and the obligation of the Company to sell, the Purchased Securities will be evidenced by an exchange of facsimile transmission or other written communications (the "Terms Agreement") at the time the Company determines to sell the Purchased Securities. The Terms Agreement shall specify (by incorporation by reference or otherwise) the party or parties that will be Underwriters, the principal amount to be purchased by each, the purchase price to be paid by the Underwriters, any compensation or commissions to be paid to Underwriters, the offering price, and the terms of the Purchased Securities not already specified in the Indenture, including, but not limited to, interest rates, maturity, redemption provisions, and sinking fund requirements, if any. The Terms Agreement shall also specify (by incorporation by reference or otherwise) the time and date of delivery and payment (the "Closing Date"), the place of delivery and payment, and any details of the terms of offering that should be reflected in the prospectus supplement relating to the offering of the Purchased Securities (the "Prospectus Supplement"). It is understood that the Underwriters will offer the Purchased Securities for sale as set forth in the Prospectus. The obligations of the Underwriters to purchase the Purchased Securities shall be several and not joint. Except as may otherwise be set forth in the Terms Agreement, the Purchased Securities will be in definitive form and in such denominations and registered in such names as the Underwriters may request.

     4. COVENANTS OF THE COMPANY. In connection with each offering of Purchased Securities, the Company covenants and agrees with the several Underwriters that:

          (a) The Company will advise the Underwriters or the Representatives promptly of any proposed amendment or supplementation of the First Registration Statement, the Second Registration Statement, or the

     Prospectus. The Company will also advise the Underwriters or the Representatives of the institution by the Commission of any stop order proceedings in respect of the First Registration Statement, the Second Registration Statement, or of any part thereof, and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

          (b) If, at any time when a prospectus relating to the Purchased Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the First Registration Statement, the Second Registration Statement, or the Prospectus to comply with the Act, the Company promptly will notify the Representatives of such event and will prepare and file with the Commission an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance. Neither the Representatives' consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5 hereof.

          (c) As soon as practicable, but not later than 18 months, after the date of the Terms Agreement relating to the Purchased Securities, the
     Company will make generally available to its security holders an earning statement or statements (which need not be audited) covering a period of at least 12 months beginning after the effective date of the Second Registration Statement (as defined in Rule 158(c) under the Act), which will satisfy the provisions of Section 11(a) of the Act and the rules and regulations thereunder.

          (d) The Company will furnish to the Underwriters or the Representatives such copies of the Registration Statements (including one copy of the Second Registration Statement for each Representative, or for each Underwriter if there are no Representatives, and for the counsel for the Underwriters, which is signed and includes all exhibits), any related preliminary prospectus supplements and the Prospectus, including all amendments or supplements to such documents, as may be reasonably requested.

          (e) The Company will arrange or cooperate in arrangements for the qualification of the Purchased Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Underwriters or the Representatives designate and will continue such qualifications in effect so long as required for the distribution of the Purchased Securities, provided that the Company shall not be required to qualify as a foreign corporation in any State, to consent to service of process in any State other than with respect to claims arising out of the offering or sale of the Purchased Securities, or to meet other requirements deemed by it to be unduly burdensome.

          (f) During the period of five years after the date of the Terms Agreement relating to the Purchased Securities, the Company will furnish to the Underwriters or the Representatives thereunder, and, upon request, each of the other Underwriters, (i) as soon as practicable after the end of each fiscal year, a balance sheet and statements of income and retained earnings of the Company as at the end of and for such year, all in reasonable detail and certified by independent public accountants, and (ii) (A) as soon as practicable after the end of each quarterly fiscal period (except for the last quarterly fiscal period of each fiscal year), a balance sheet and statement of income of the Company as at the end of and for such period, all in reasonable detail and certified by a principal financial or accounting officer of the Company, (B) as soon as available, a copy of each report of the Company filed with the Commission, and (C) from time to time, such other information concerning the Company as may reasonably be requested. So long as the Company has active subsidiaries, such financial statements will be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated.

          (g) The Company will pay all expenses incident to the performance of its obligations under this Agreement, and will reimburse the Underwriters for any reasonable expenses (including reasonable fees and disbursements of counsel) incurred by them in connection with the qualification of the Purchased Securities with respect to which the Terms Agreement relating to the Purchased Securities has been entered for sale, and the determination of their eligibility for investment, under the laws of such jurisdictions as the Representatives or, if there are no Representatives, the Underwriters designate, and the printing of memoranda relating thereto, and for any fees charged by investment rating agencies for the rating of the Purchased Securities.

          (h) Except for the issuance of commercial paper in the ordinary course of business, the Company will not offer or sell any other of its Securities for a period beginning at the time of execution of the Terms Agreement relating to the Purchased Securities and ending on the Closing Date relating thereto without prior consent of the Underwriter or the Representatives.

     5. CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the Underwriters to purchase and pay for the Purchased Securities will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to the following additional conditions precedent:

          (a) The  Underwriters  or the  Representatives  shall have  received a letter from Deloitte & Touche LLP, dated the date of the Terms Agreement, confirming that they are independent certified public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder, and stating in effect that (i) in their opinion the financial statements and schedules of the Company audited by them and incorporated by reference in the Registration Statements comply as to form in all material respects with the applicable accounting requirements of the Securities Exchange Act of 1934 (the "1934 Act") and the published Rules and Regulations thereunder and (ii) on the basis of a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company responsible for financial and accounting matters, and other specified procedures, nothing came to their attention that caused them to believe that (A) the unaudited financial statements incorporated by reference, if any, in the Registration Statements do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the published Rules and Regulations thereunder or are not stated on a basis substantially consistent with that of the audited financial statements incorporated by reference in the Registration Statements, (B) at the date of the most recent available unaudited financial statements and at a specified date not more than five days prior to the date of this Agreement, there was any increase in the amounts of common stock, redeemable preferred stock, or non-redeemable preferred stock of the Company or any increase, exceeding $10,000,000, in long-term debt of the Company or, at the date of the most recent available unaudited financial statements there was any decrease in net assets as compared with amounts shown in the most recent financial statements incorporated by reference in the Registration Statements, or (C) for the twelve-month period ended at the date of the most recent available unaudited financial statements there were any decreases, exceeding 3%, as compared with the twelve-month period ended at the date of the most recent financial statements incorporated by reference in the Registration Statements, in the amounts of total revenues or net income, except in all cases for increases or decreases which result from the declaration or payment of dividends, or which the Registration Statements (including any material incorporated by reference therein) disclose have occurred or may occur, or which are described in such letter.

          (b) No stop order suspending the effectiveness of the First Registration Statement, the Second Registration Statement, or any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Underwriters, shall be contemplated by the Commission.

          (c) Subsequent to the execution of the Terms Agreement relating to the Purchased Securities, (i) there shall not have occurred any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company or its subsidiaries which, in the judgment of a majority in interest of the Underwriters under such Terms Agreement, including any Representatives, materially impairs the investment quality of the Purchased Securities, (ii) there shall not have occurred a suspension or material limitation in trading in securities generally on the New York Stock Exchange or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market, (iii) there shall not have occurred a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities, (iv) no rating of any of the Company's debt securities shall have been lowered and there shall have been no public announcement that any such debt securities have been placed on CreditWatch, Watchlist, or under any similar surveillance or review, in each case with negative implications, by any recognized rating agency, (v) there shall not have occurred any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters under such Terms Agreement, including any Representatives, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Purchased Securities, and (vi) there shall not have occurred any material disruption of securities settlement or clearance services.

          (d) The Underwriters or the Representatives shall have received an opinion of Snell & Wilmer L.L.P., counsel for the Company, dated the relevant Closing Date, to the effect that:

               (i) The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Arizona and has full corporate power and authority to carry on its business as presently conducted; and the Company is duly qualified as a foreign corporation to do business and is in good standing in the States of New Mexico, California, Oregon, Washington, Montana, Wyoming, and
          Texas, the only other jurisdictions in which it owns or leases substantial properties or in which the conduct of its business requires such qualification;

               (ii) The Purchased Securities have been duly authorized, executed, authenticated, issued, and delivered, constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture (except as the same may be limited by (A) general principles of equity or by bankruptcy, insolvency, reorganization, arrangement, moratorium, or other laws or equitable principles relating to or affecting the enforcement of creditors' rights generally and (B) the qualification that certain waivers, procedures, remedies, and other provisions of the Purchased Securities and the Indenture may be unenforceable under or limited by the law of the State of Arizona; however, such law does not in such counsel's opinion substantially prevent the practical realization of the benefits intended by such documents) and conform to the description thereof in the Prospectus;

               (iii) The Indenture has been duly authorized, executed, and delivered, has been duly qualified under the Trust Indenture Act, and constitutes a valid and binding instrument enforceable in accordance with its terms except as the same may be limited by (A) general principles of equity or by bankruptcy, insolvency, reorganization, arrangement, moratorium, or other laws or equitable principles relating to or affecting the enforcement of creditors' rights generally and (B) the qualification that certain waivers, procedures, remedies, and other provisions of the Purchased Securities and the Indenture may be unenforceable under or limited by the law of the State of Arizona; however, such law does not in such counsel's opinion substantially prevent the practical realization of the benefits intended by such documents;

               (iv) With certain exceptions, a public service corporation is required to obtain certificates of convenience and necessity from the Arizona Corporation Commission under A.R.S. Section 40-281.A for construction of its lines, plant, services, or systems, or any extensions thereof, within the State of Arizona, and to obtain franchises or similar consents or permits from counties and incorporated municipalities under A.R.S. Section 40-283.A for the construction, operation, and maintenance of transmission lines within the State of Arizona; to the best of such counsel's knowledge after due inquiry, the Company holds such valid franchises, certificates of convenience and necessity, consents, and permits pursuant to such statutory provisions as are necessary with respect to the maintenance and operation of its property and business as now conducted, except that (A) the Company from time to time makes minor extensions of its system prior to the time a related franchise, certificate, license, or permit is procured, (B) from time to time communities already being served by the Company become incorporated and considerable time may elapse before a franchise is procured, (C) certain franchises may have expired prior to the renegotiation thereof, (D) certain minor defects and exceptions may exist which, individually and in the aggregate, are not deemed material, and (E) such counsel need not be required to express any opinion regarding the geographical scope of any franchise, certificate, license, or permit that is not specific as to its geographical scope;

               (v) The issuance and sale of the Purchased Securities on the terms and conditions set forth or contemplated herein and in the Prospectus and the Terms Agreement relating to the Purchased
          Securities and the execution and delivery of the Supplemental Indenture relating to the Purchased Securities have been duly authorized by the Arizona Corporation Commission, said Commission had jurisdiction in the premises, and no further approval, authorization, or consent of any other public board or body is necessary to the validity of such issuance and sale of such Purchased Securities or the execution and delivery of such Supplemental Indenture, except as may be required under state securities or blue sky laws, as to which laws such counsel shall not be required to express an opinion;

               (vi) The First Registration Statement and the Second Registration Statement have become effective under the Act, and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the First Registration Statement or the Second Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and each part of the Registration Statements relating to the Securities, when such part became effective, and the Prospectus, as of the date of the Prospectus Supplement, and each amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Act, the Trust Indenture Act, and the published Rules and Regulations; such counsel has no reason to believe that any part of the Registration Statements, when such part became effective, or the Prospectus, as of the date of the Prospectus Supplement, or as of the Closing Date, or any amendment or supplement thereto, as of their respective effective or issue dates, or as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; the descriptions in the Registration Statements and Prospectus of statutes, legal and governmental proceedings and contracts, and other documents are accurate and fairly present the information required to be shown; and to the actual knowledge of those persons in the lawyer group described in such opinion, there are no legal or governmental proceedings required to be described in the Prospectus that are not described as required, nor any contracts or documents of a character required to be described in the Registration

          Statements or Prospectus or to be filed as exhibits to the Registration Statements that are not described and filed as required (it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Registration Statements or the Prospectus); and

               (vii) This Agreement and the Terms Agreement have been duly authorized, executed, and delivered by the Company.

               (viii) The Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the 1940 Act.

          In giving such opinion, (x) Snell & Wilmer L.L.P. may rely (i) solely upon certificates of the Company as to any factual matters upon which any such opinions are based, (ii) upon the opinion of Keleher & McLeod, P.A. and referred to below, as to all matters governed by the laws of the State of New Mexico, but the opinion of Snell & Wilmer L.L.P. shall state that, though they are members of the Arizona Bar and do not hold themselves out as experts on the laws of the State of New Mexico, they have made a study of the laws of such State insofar as such laws are involved in the conclusions stated in their opinion, and from such study it is their opinion that such laws support such conclusions and that, in their opinion, the Underwriters and they are justified to such extent in relying upon the opinion of Keleher & McLeod, P.A., (iii) upon the opinion of Morgan Lewis & Bockius LLP as to all matters under the Public Utility Holding Company Act, as amended, and the Federal Power Act, as amended, and (iv) upon the opinion of Sullivan & Cromwell as to all matters governed by the laws of the State of New York; and (y) the lawyer group referred to in such opinion will mean those lawyers in the offices of Snell & Wilmer L.L.P. who (i) have billed any time on the particular transaction to which such opinion relates or (ii) have billed more than ten hours to any Company matter in the twelve-month period preceding the date on which the list of such lawyers was compiled for purposes of inquiry pursuant to such opinion.

          (e) The Underwriters or the Representatives shall have received an opinion of Keleher & McLeod, P.A., New Mexico counsel for the Company, dated the Closing Date, to the effect that:

               (i) The Company is duly qualified as a foreign corporation to do business and is in good standing in the State of New Mexico and has full corporate power and authority to engage in the State of New Mexico in the business now conducted by it therein; and

               (ii) The activities of the Company in the State of New Mexico to date do not constitute it a "public utility" as that term is defined in the relevant laws of the State of New Mexico, and accordingly, no public utility franchises or certificates of convenience and necessity are necessary under New Mexico law with respect to the maintenance and operation of the Company's property and business as now conducted in the State of New Mexico and no approval, authorization, or consent of the New Mexico Public Regulation Commission or any other public board or body of the State of New Mexico is required for the issuance and sale of the Purchased Securities on the terms and conditions herein and in the Prospectus set forth or contemplated or for the execution of the Supplemental Indenture relating to the Purchased Securities, except as may be required under New Mexico state securities or blue sky laws, as to which laws such counsel shall not be required to express an opinion.

          In giving such opinion, Keleher & McLeod, P.A. may rely solely upon certificates of the Company as to any factual matters upon which any such opinions are based.

          (f) The Underwriters or the Representatives shall have received from counsel for the Underwriters such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Purchased Securities, the Registration Statements, the Prospectus, and other related matters as may reasonably be required, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, such counsel may rely as to the incorporation of the Company and all other matters governed by the laws of the States of Arizona and New Mexico upon the opinions of Snell & Wilmer L.L.P. and Keleher & McLeod, P.A., referred to above.

          (g) The Underwriters or the Representatives shall have received a certificate of the President or any Vice President and a principal financial or accounting officer of the Company, dated the Closing Date, in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date, that no stop order suspending the effectiveness of the First Registration Statement or the Second Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission, and that, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change in the financial position or results of operations of the Company and its subsidiaries except as set forth or contemplated in the Prospectus or as described in such certificate.

          (h) The Underwriters or the Representatives shall have received a letter of Deloitte & Touche LLP, dated the Closing Date, which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than five days prior to the Closing Date for the purposes of this subsection.

     The Company will furnish the Underwriters or the Representatives with such conformed copies of such opinions, certificates, letters, and documents as may be reasonably requested.

     6. INDEMNIFICATION.

          (a) The Company will indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of the Act against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statements relating to the Securities, when such part became effective, any preliminary prospectus or preliminary prospectus supplement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter specifically for use therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

          (b) Each Underwriter will severally indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statements, and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages, or liabilities to which the Company or any such director, officer, or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statements relating to the Securities, when such part became effective, any preliminary prospectus or preliminary prospectus supplement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter specifically for use therein; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, or action. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

          (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party otherwise than under this Section. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, without the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. An indemnifying party shall not be liable for any settlement of a claim or action effected without its written consent, which shall not be unreasonably withheld.

          (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party for any loss, claim, damage, liability, or action described in subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above on the following basis: (i) if such loss, claim, damage, liability, or action arises under subsection (a) above, (A) then in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (B) if the allocation provided by clause (A) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (A) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations; and (ii) if such loss, claim, damage, liability, or action arises under subsection (b) above, then in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. For the purposes of clause (i) above, the relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. For the purposes of clauses
     (i) and (ii) above, the relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Purchased Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

     7. DEFAULT OF UNDERWRITERS. If any Underwriter or Underwriters default in their obligations to purchase Purchased Securities pursuant to this Agreement and the Terms Agreement and the principal amount of Purchased Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase is ten percent (10%) or less of the principal amount of Purchased Securities to which such Terms Agreement relates, the Underwriters or the Representatives may make arrangements satisfactory to the Company for the purchase of such Purchased Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date the nondefaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder and under such Terms Agreement, to purchase the Purchased Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount of Purchased Securities with respect to which such default or defaults occur is more than the above-described amount and arrangements satisfactory to the remaining Underwriters and the Company for the purchase of such Purchased Securities by other persons are not made within thirty-six hours after such default, the Terms Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 8. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

     8. SURVIVAL OF CERTAIN REPRESENTATIONS AND OBLIGATIONS. The respective indemnities, agreements, representations, warranties, and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriters or the Company or any of its officers or directors or any controlling person, and will survive delivery of and payment for the Purchased Securities. If any Terms Agreement is terminated pursuant to Section 7, or if for any reason a purchase pursuant to any Terms Agreement is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4 and the respective obligations of the Company and the Underwriters pursuant to Section 6 shall remain in effect.

     9. NOTICES. All communications hereunder relating to any offering of Purchased Securities will be in writing, and, if sent to the Underwriters, may be mailed, delivered, or telecopied and confirmed to the Representative first named in the Terms Agreement relating to such Purchased Securities or the Underwriters at their addresses furnished to the Company in writing for the purpose of communications; provided, however, that any notice to an Underwriter pursuant to Section 6 will be mailed, delivered, or telecopied and confirmed to each such Underwriter at its own address. All communications hereunder to the Company shall be mailed to the Company, Attention: Treasurer, at P.O. Box 53999, Phoenix, Arizona 85072-3999, or delivered, or telecopied and confirmed to the Company at 400 North Fifth Street, Phoenix, Arizona 85004.

     10. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and the Underwriter or Underwriters as are named in any Terms Agreement and their respective successors and the officers and directors and controlling persons referred to in Section 6, and no other person will have any right or obligation hereunder.

     11. REPRESENTATION OF UNDERWRITERS. The Representatives, if any, may act for the Underwriters in connection with any offering to which a Terms Agreement may relate, and any action under this Agreement or such Terms Agreement taken by the Representatives jointly or the Representative first named in such Terms Agreement in such capacity will be binding upon the Underwriters of Purchased Securities to which such Terms Agreement relates.

     12. EXECUTION IN COUNTERPART. This Agreement and any Terms Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute a single instrument.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement between the Company and the Underwriters in accordance with its terms.

                                        Very truly yours,

                                        ARIZONA PUBLIC SERVICE COMPANY



                                        By Barbara M. Gomez
                                           -------------------------------------
                                           Name: Barbara M. Gomez
                                           Title: Treasurer


The foregoing Underwriting Agreement
is hereby confirmed and accepted as
of the date first above written.

Banc of America Securities LLC
Salomon Smith Barney Inc.
Credit Suisse First Boston Corporation
BNY Capital Markets, Inc.
J.P. Morgan Securities Inc.
TD Securities (USA) Inc.
UBS Warburg LLC


By: Banc of America Securities LLC      Salomon Smith Barney Inc.
                (As Representatives of the Several Underwriters)


By: Lily Chang                           By: Yukari Saegusa
   ---------------------------------        ------------------------------------

                                 TERMS AGREEMENT

                                                               February 26, 2002


Arizona Public Service Company
400 North Fifth Street
Phoenix, Arizona 85004

Attention:  Treasurer

Ladies and Gentlemen:

     Arizona Public Service Company (the "Company") hereby agrees to sell to the several Underwriters (the "Underwriters") listed in the Company's Prospectus Supplement (the "Prospectus Supplement") of even date herewith relating to $375,000,000 in aggregate principal amount of its 6.50% Notes due 2012 (the "Purchased Securities"), and the Underwriters hereby agree to purchase, severally and not jointly, at a purchase price of 98.648% of the principal amount thereof plus any accrued interest from the date of original issuance, the respective principal amounts of Purchased Securities set forth opposite the names of the Underwriters in the Prospectus Supplement. The sale of the Purchased Securities by the Company and the purchase thereof by the Underwriters shall be made on the basis of the representations, warranties, and agreements contained in the Underwriting Agreement (the "Underwriting Agreement"), dated February 26, 2002, relating to the issuance and sale of up to $375,000,000 of the Company's Securities under the Company's Indenture, and shall be subject to the terms and conditions set forth in such Underwriting Agreement. The provisions of the Underwriting Agreement are incorporated herein by reference. As contemplated by Section 3 of the Underwriting Agreement, certain terms of the Purchased Securities are described in the Prospectus Supplement.

     The Underwriters propose to offer the Purchased Securities to the public in the manner and upon the terms set out in the Prospectus Supplement.

     On March 1, 2002 the Company will deliver the Purchased Securities to the Underwriters in book-entry form through the facilities of The Depository Trust Company at the office of the Company, 400 North Fifth Street, Phoenix, Arizona 85004, against payment of the purchase price by transfer of funds by Fed Wire from the Underwriters to the Company's account at a bank in Phoenix, Arizona designated by the Company. Such purchase price will be deemed to have been received by the Company upon the Company's receipt of the Fed Wire reference number relating to such transfer of funds. Closing shall occur at the office of the Company, 400 North Fifth Street, Phoenix, Arizona, at 8:00 a.m. Phoenix time, on March 1, 2002, or at such other time and date as the Underwriters and the Company may agree upon in writing, such time and date being referred to as the "Closing Date." All of the Purchased Securities referred to in this paragraph shall be in global form and registered in the name of Cede & Co. and deposited with The Depository Trust Company, as depositary.

     If the foregoing is acceptable to you, please sign below and transmit evidence of such signing to Banc of America Securities LLC and Salomon Smith Barney Inc. at your earliest convenience. At that point, the agreement signified hereby will constitute the Terms Agreement, as described in the Underwriting Agreement, with respect to the $375,000,000 of Purchased Securities referred to herein.

     All capitalized terms herein, not otherwise defined herein, are used as defined in the Underwriting Agreement. This agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of such respective counterparts shall together constitute a single instrument.

                             Very truly yours,

                             Banc of America Securities LLC
                             Salomon Smith Barney Inc.
                             Credit Suisse First Boston Corporation
                             BNY Capital Markets, Inc.
                             J.P. Morgan Securities Inc.
                             TD Securities (USA) Inc.
                             UBS Warburg LLC

                             By: Banc of America Securities LLC
                                 (As Representative of the Several Underwriters)

                             By: Lily Chang
                                 -----------------------------------------------


                             By: Salomon Smith Barney Inc.
                                 (As Representative of the Several Underwriters)

                             By: Yukari Saegusa
                                 -----------------------------------------------

Confirmed and accepted as of
the date first above written.


ARIZONA PUBLIC SERVICE COMPANY


By Barbara M. Gomez
   ----------------------------
   Treasurer